Exhibit 10.2

2000 NSO-	Shares

AXCELIS TECHNOLOGIES, INC.

2000 Stock Plan

Non-Qualified Stock Option Certificate

Non-Employee Director Grant Form

                Axcelis Technologies, Inc. (the “Company”), a Delaware corporation, hereby grants to the person named below an option to purchase shares of Common Stock, $0.001 par value, of the Company (the “Option”) under and subject to the Company’s 2000 Stock Plan (the “Plan”) exercisable on the following terms and conditions and those set forth on the reverse side of this certificate:

Name of Optionholder:
Address:

Social Security No.

Number of Shares:
Option Price:	$
Date of Grant:	, 20

Exercisability

Schedule:                                          Subject to Sections 3 and 8 on the reverse side, this option shall be exercisable as to 100% of the Number of Shares above after _________, 20__ (the 181st day after the Date of Grant).

                                                                The exercisability of this option will not accelerate upon a Change in Control (as defined in the Plan).

Expiration Date:    ____ __, 20__ (the 10th anniversary of the Date of Grant)

                This Option shall not be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

                By acceptance of this Option, the Optionholder agrees to the terms and conditions hereof.

AXCELIS TECHNOLOGIES, INC.                                                      ACCEPTED:

By:
Title:	Name:

1

AXCELIS TECHNOLOGIES, INC. 2000 STOCK PLAN

Non-Qualified Stock Option Terms And Conditions

[Non-Employee Director Form]

                1.  Plan Incorporated by Reference.  This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan.  Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan.  This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference.  The Board administers the Plan and its determinations regarding the operation of the Plan are final and binding.  Copies of the Plan may be obtained upon written request without charge from the Human Resources Department of the Company.

                2.  Option Price.  The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

                3.  Exercisability Schedule.  This Option may be exercised at any time and from time to time up to the number of shares and in accordance with the Exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares.  This Option may not be exercised as to any shares after the Expiration Date or after any early expiration of this Option in accordance with Sections 6 or 8.  Termination of the holder’s services as a director of the Company will have no effect upon the exercisability of this Option, to the extent exercisable at termination.

                4.  Method of Exercise.  To exercise this Option, the Optionholder shall deliver written notice to the Chief Financial Officer of the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash; provided, however, that the Board may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) shares of Common Stock held by the Optionholder for at least six months or (b) any combination of cash and Common Stock or (c) such other consideration as the Board deems appropriate and in compliance with applicable law.  In the event that any shares of Common Stock shall be accepted as payment of all or any part of the Option Price, such shares shall be valued at their Fair Market Value, as defined in the Plan.

                5.  Rights as a Stockholder or Board Member.  The Optionholder shall not have any rights in respect of shares to which the Option shall not have been exercised and payment made as provided above.  The Optionholder shall not have any rights to continue as a member of the Board of Directors by virtue of the grant of this Option.

                6.  Recapitalization, Mergers, Etc.  As provided in the Plan, in the event of corporate transactions affecting the Company’s outstanding Common Stock, the Board shall equitably adjust the number and kind of shares subject to this Option and the exercise price hereunder.  If such transaction involves a Merger of the Company (as defined in the Plan), and the Company is not the surviving entity, then either (A) the Acquiring Corporation will assume this option or provide a substitute option or (B) prior to the Merger, the Board shall provide that any unexercisable portion of this option shall be immediately exercisable and vested as of a date prior to such Merger with unexercised options terminating upon consummation of the Merger.

                7.  Option Not Transferable.  This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution or to the extent permitted by rules or regulations under Section 16(b) under the Exchange Act and the Board.  Subject to the foregoing, this Option is exercisable, during the Optionholder’s lifetime, only by the Optionholder.  The Optionholder’s Beneficiary may exercise the Optionholder’s rights to the extent they are exercisable hereunder following the death of the Optionholder.

                8.  Exercise of Option After Death.  In the event of the death of the Optionholder, the right of the Optionholder to exercise this Option (to the extent exercisable as of the date of death) shall terminate upon the earlier of (A) the first anniversary of the date of death  and (B) the Expiration Date.

                9.  Compliance with Securities Laws.  It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both.  The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

                10.  Payment of Taxes. The Company shall be entitled, if the Board deems it necessary or desirable, to withhold (or secure payment from the Optionholder in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under this Option, and the Company may defer payment of cash or issuance of shares upon exercise of this Option unless indemnified to its satisfaction against any liability for any such tax.  The amount of such withholding or tax payment shall be determined by the Board and shall be payable by the Optionholder in cash at such time as the Board determines; provided, however, that with the approval of the Board, the Optionholder may elect to meet his or her withholding requirement, in whole or in part, by having withheld from this Option upon exercise that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due.

                12.  Cancellation of  Option for Breach of Contract; Repayment Obligation. The Board may cancel this Option at any time the Optionholder is not in compliance with any agreement between the Company and the Optionholder or any other legal obligation of the Optionholder relating to non-competition, confidentiality or proprietary interests.  In addition, failure to comply with such agreements or obligations prior to, or during the twelve (12) months after any exercise of this Option shall obligate the Optionholder to return to the Company in cash within ten (10) days after notice from the Company an amount equal to the difference between the Fair Market Value on the date of exercise of the shares acquired and the Option Price paid.

Revised 7-12-04